Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
DATE: December 13, 2016

CONTACT:	Dan Lombardo, InvenTrust Properties Corp. 630-570-0605 or dan.lombardo@inventrustproperties.com
INVENTRUST PROPERTIES CORP. APPOINTS ADAM M. JAWORSKI AS CHIEF ACCOUNTING OFFICER
Oak Brook, Ill. December 13, 2016 - InvenTrust Properties Corp. (“InvenTrust” or the “Company”), today announced the appointment of Adam M. Jaworski as Senior Vice President and Chief Accounting Officer, effective immediately.
Mr. Jaworski joins InvenTrust with more than 20 years of real estate experience in financial and accounting leadership roles and brings a deep understanding of the real estate industry. He most recently served as Chief Accounting Officer of the United States platform of Global Logistic Properties (GLP), where he was instrumental in leading the predecessor company’s initial public offering readiness efforts.
“We are pleased to welcome Adam to the InvenTrust leadership team,” said Michael Podboy, Chief Financial Officer, Chief Investment Officer of InvenTrust. “Adam’s background in real estate, along with his proven track record in enhancing companies’ financial and accounting operations, will complement the expertise of our existing finance team. Adam will provide a strong perspective on accounting and financial best practices as we continue to execute on our pure-play retail strategy. I am confident that Adam will contribute to our company and play an important role in maintaining financial and fiscal discipline at InvenTrust.”
“I am honored to join InvenTrust at this pivotal point in the Company’s development,” said Mr. Jaworski. “I look forward to leveraging my experiences and working with the talented InvenTrust management team to continue executing on the Company’s strategic objectives and creating stockholder value.”

About Adam M. Jaworski
Mr. Jaworski most recently served as Chief Accounting Officer of the United States platform of Global Logistic Properties, a global owner, manager and developer of modern logistics facilities, from 2013 to November 2016. Prior to this role, Mr. Jaworski served as a Senior Manager at Deloitte & Touche, LLP in the real estate advisory group from 2011 to 2013. He served as Corporate Controller for Waterton Associates LLC, a real estate investor and property management company, and its hotel investment and management division, Ultima Hospitality, LLC from 2007 to 2011. Mr. Jaworski has worked previously as an auditor in the field of public accounting for both Arthur Andersen, LLP and Deloitte and Touche, LLP. He has 20 years of experience in auditing and accounting. He graduated from Ball State University with a Bachelor of Science in Accounting and a Master of Arts in Organizational Development. He is a Certified Public Accountant.
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About InvenTrust Properties Corp.
InvenTrust Properties Corp. is a pure-play retail company with a focus on acquiring open-air centers with a disciplined approach, in key growth markets with favorable demographics. This acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and as of September 30, 2016, is an owner and manager of 88 retail properties, representing 15.1 million square feet of retail space, and one non-core property.

Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain and involve known and unknown risks that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, among others, the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.